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EXHIBIT 3.2
                         SECOND CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                800PET.COM, INC.

                Under Section 805 of the Business Corporation Law


         It is hereby certified that:

         1.       The name of the Corporation is 800Pet.Com, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on December 1, 1999.

         3.       The Certificate of Incorporation is amended as follows:

                  To amend Article FIRST of the Certificate of Incorporation to change our corporate name. Accordingly, Article FIRST is amended and changed to read in its entirety as follows:

                  "FIRST. The name of the Corporation is Pathfinder Business Resources, Inc."

         4. Pursuant to Section 803(a) of the Business Corporation Law, this amendment to the Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on July 31, 2000 pursuant to Section 708(b) of the Business Corporation Law and by the unanimous consent of all the common stockholders of the Corporation on July 31, 2000 pursuant to
Section 615(a) of the Business Corporation Law.

IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury.

Dated: July 31, 2000

                                     ----------------------------------------
                                     Nicholas J. Seccafico, Jr., President

                                     ----------------------------------------
                                     Adrienne Grody, Assistant Secretary